Exhibit 103
Parent Guarantee

This Parent Guarantee, dated as of May 31, 2007, is made by Xfone, Inc. ("Guarantor"), a company incorporated under the laws of Nevada, in favor of Embarq Logistics, Inc. (“Embarq").

I.  GUARANTEE

To induce Embarq to execute the Settlement Agreement and Release of the same date (the "Agreement"), and to accept the Promissory Note of the same date from Xfone USA, Inc., a company incorporated under the laws of Mississippi and a wholly-owned subsidiary of Guarantor (respectively, the "Note", "Xfone USA"), Guarantor irrevocably and unconditionally guarantees to Embarq, its successors, endorsees and assigns, the prompt payment and/or performance when due, subject to any applicable grace period, of the Settlement Amount (as defined in the Agreement) and/or any other obligation of Xfone USA to Embarq pursuant to the Agreement and the Note (collectively, the "Obligations") and, without limitation, Guarantor undertakes with Embarq that whenever Xfone USA fails to pay, perform, or discharge, or is otherwise in default in respect of any of the Obligations, Guarantor shall forthwith on demand by Embarq pay, perform, and discharge the Obligations and make good any such default as if Guarantor instead of Xfone USA was bound by the Obligations ("Guarantee").

II.  EXTENSIONS

Guarantor agrees that Embarq, or any legitimate holder of the Obligations (subject to Section X of this Guarantee) may at any time and from time to time, either before or after maturity thereof, without notice to or further consent of Guarantor, extend the time of payment and/or performance of, exchange, or surrender any collateral for, or renew any of the Obligations and may also make any agreement with Xfone USA or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof, in whole or in part, or of any other agreement between Embarq and Xfone USA or any such other party or person, without impairing or affecting this Guarantee. Guarantor agrees that Embarq may seek payment of any of the Obligations from Guarantor, whether or not Embarq shall have released the value of any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated for any of the Obligations.

III.  EXPENSES

Guarantor agrees to pay on demand all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Embarq's counsel) incurred in connection with any default, collection, enforcement, or protection of the rights of Embarq hereunder, provided that Guarantor shall not be liable for any expenses of Embarq if no payment under this Guarantee is due.

IV.      SUBROGATION, INDEMNIFICATION, AND REIMBURSEMENT

Guarantor will not exercise any rights it may acquire by subrogation, indemnification and/or reimbursement that it may have against Xfone USA, until all the Obligations to Embarq have been paid in full.  If any amount is paid to Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of Embarq and shall be paid forthwith to Embarq to be credited and applied to the Obligations, whether matured or not.  Subject to the foregoing, upon payment of all the Obligations, Guarantor shall be subrogated to the rights of Embarq against Xfone USA, indemnified or reimbursed, and Embarq agrees to take, at Guarantor's expense, such steps as Guarantor may reasonably request to implement such subrogation, indemnification, or reimbursement.

V.           ABSOLUTE AND CONTINUING GUARANTEE

This Guarantee is absolute, unconditional, and irrevocable and shall remain in full force and effect and be binding upon Guarantor, its successors, and permitted assigns until all of the Obligations have been satisfied in full, notwithstanding any intermediate settlement of account or payment or any change in the constitution or control of, or the appointment of a receiver, administrative receiver, or administrator of any of Xfone USA's assets, insolvency, or any bankruptcy, winding-up, reorganization, amalgamation, reconstruction or analogous matter or proceedings relating to Xfone USA.  Further, this Guarantee shall not be affected by any other circumstance affecting Xfone USA's ability to meet its liabilities, or any other matter or thing whatsoever.  Embarq shall not be obligated to file any claim relating to the Obligations if Xfone USA becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of Embarq to so file shall not affect this Guarantee.  If any payment of Xfone USA on account of any Obligation is rescinded or must otherwise be returned as a result of any bankruptcy proceeding, or for any reason whatsoever, Guarantor shall remain liable hereunder for such Obligation as if such payment had not been made, and Guarantor agrees that Guarantor will indemnify Embarq on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by Embarq in connection with such rescission or restoration to the extent the amount of such payment is guaranteed hereunder.  If any present or future Obligations are guaranteed by persons, partnerships, or corporations in addition to Guarantor, the death, release, discharge in whole or in part, or the bankruptcy, liquidation, or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guarantee. This Guarantee is a guarantee of payment and not of collection.

VI.           NO WAIVER, CUMULATIVE RIGHTS

No failure on the part of Embarq to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Embarq of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power.  Each and every right, remedy, and power hereby granted to Embarq or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Embarq from time to time.

VII.           WAIVER OF NOTICE

Guarantor waives presentment to, demand of payment, diligence, filing of claims with any court, proceeding to enforce any provisions of this Guarantee, or to exhaust any security for the performance of Xfone USA's Obligations, notice of any sale of collateral security, notice of dishonor, protest, and all other notices that may otherwise be required by law from anyone liable for any of the Obligations.  Notwithstanding the preceding, Embarq will notify Guarantor of any assignment of this Guaranty in accordance with Section X hereof; provided, however, that failure to give or receive notice of assignment shall not impair any party’s rights or obligations under this Guaranty.

VIII.         REPRESENTATIONS AND WARRANTIES

Guarantor represents and warrants to Embarq the following:

●      Guarantor is duly organized, validity existing, and in good standing under the laws of Nevada and has full corporate power to execute, deliver, and perform this Guarantee;

●      The execution, delivery, and performance of this Guarantee has been and remains duly authorized by all necessary corporate action and does not contravene any provision of Guarantor's charter or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment, or contractual restriction binding on Guarantor or its assets;

●      All consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guarantee have been obtained and remain in full force and effect, and all conditions thereof have been duly complied with, and no other action by, and no notice of or filing with any governmental  authority or regulatory body is required in connection with the execution, delivery, or performance of this Guarantee;

●      This Guarantee constitutes the legal, valid, and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforceability to bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability relating to or affecting creditor's rights and to equitable principles of general application;

●      This Guarantee ranks at least at parity with all its other unsecured obligations;

●      No statement made, or other information furnished and delivered, by or on behalf of Guarantor to Embarq, in any document furnished from time to time by or on behalf of Guarantor in connection herewith or therewith contains any untrue statement of a material fact or omits to state (as of the date made or furnished) any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

IX.       PAYMENT

All sums payable under this Guarantee shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future taxes, duties and/or other charges.  If Guarantor is compelled to make any deduction, it shall pay additional amounts to ensure receipt by Embarq of the full amount Embarq would have received but for the deduction.

X.        ASSIGNMENT

Guarantor may not assign its rights, interest or obligations hereunder to any other person without the prior written consent of Embarq. Guarantor agrees that the Obligations guaranteed hereunder may be exchanged, sold, or surrendered by Embarq or any legitimate holder of such Obligations, all without impairing or affecting in any way the obligations of Guarantor hereunder.

XI.        JURISDICTION, CHOICE OF LAW, AND WAIVER OF JURY TRIAL

Guarantor agrees, for the benefit of Embarq and without prejudice to the right of Embarq to take proceedings before any other court of competent jurisdiction, that the courts of the state of Kansas, United States of America, more specifically the courts of Johnson County, Kansas, or a U.S. federal court located within Wyandotte County, Kansas, have jurisdiction to settle any disputes in connection with this Guarantee.  For this purpose, Guarantor irrevocably submits to the jurisdiction of these courts.  This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Kansas, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

FOR PURPOSES OF THIS GUARANTEE AND ANY RELATED DOCUMENT, GUARANTOR AND EMBARQ HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF ANY PARTY HERETO, OR ANY OTHER PERSON, ELATING TO THIS GUARANTEE OR ANY OTHER RELATED DOCUMENT.

XII.           AMENDMENTS

Any provision of this Guarantee may be amended or modified only by an instrument in writing signed by Guarantor and Embarq, and the provisions of this Guarantee may be waived only by an instrument in writing signed by Embarq and Guarantor.

XIII.        SEVERABILITY

If any provision of this Guarantee is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law: (1) The other provisions hereof shall remain in full force and effect in such jurisdiction; (2) Such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction; and (3) The parties hereto shall negotiate in good faith to substitute therefore a provision in accordance with the spirit and purpose of this Guarantee.

XIV.         ENGLISH LANGUAGE

All documents to be delivered by any party hereto pursuant to the terms hereof shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes under this Guarantee.

XV.           NOTICES

All notices concerning this Guarantee or demands on Guarantor shall be deemed made when received, and shall be in writing and sent by facsimile transmission ("fax"), confirmed by registered mail, and addressed as follows:

To Guarantor:  Xfone, Inc.

Attn: Guy Nissenson

Fax: 601-983-3801

cc    General Counsel, Alon Reisser

To Embarq:

Attn: Brad Clark

Fax: (913) 791-7040

cc            VP-Commercial Law, Chris Schneider

Each party may amend its address for notice by giving notice hereunder to the other party.

IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by each of Guarantor and Embarq as of the date first above written.

XFONE, INC.

Date: 05/31/2007	By:	/s/ Guy Nissenson
Name: Guy Nissenson
Title: President and CEO

EMBARQ LOGISTICS, INC.

Date: 05/31/2007	By:	/s/ Brad Clark
Name: Brad Clark
Title: VP, Marketing & Sales